Exhibit 99.1

FOR IMMEDIATE RELEASE	NR11-36

Dynegy Announces Missed Interest Payment and Extends Exchange Offers Withdrawal Deadline

HOUSTON, TX November 1, 2011 — Dynegy Inc. (Dynegy) (NYSE: DYN) announced today that Dynegy Holdings, LLC (DH), a direct, wholly-owned subsidiary of Dynegy, elected not to make the $43.8 million semi-annual interest payment due today on DH’s 8.375% Senior Unsecured Notes due 2016 (CUSIP No. 26816LAT9) (the 2016 Notes).  The indenture governing the 2016 Notes provides that the failure to make such payment constitutes an event of default after a 30-day cure period.  This missed interest payment will not trigger any significant cross-default provisions associated with other outstanding DH debt prior to the expiration of the cure period. During such cure period, Dynegy will continue to evaluate options to manage DH’s debt load and is engaged in discussions with certain significant holders of DH’s debt regarding such options.

Dynegy also announced that it is extending the withdrawal deadline for the offers to exchange (the Exchange Offers) up to $1,250,000,000 principal amount of the outstanding notes, debentures and capital income securities (the Old Notes) of DH, for Dynegy’s new 10% Senior Secured Notes due 2018 (the New Notes) and cash to midnight, New York City time, on November 3, 2011 (the Withdrawal Deadline), which as previously announced is also the expiration date for the Exchange Offers, unless further extended or earlier terminated by Dynegy.

The Exchange Offers are made only by and pursuant to the terms of the Offering Circular dated September 15, 2011 and the accompanying Letter of Transmittal. Except for the change in the Withdrawal Deadline, the terms and conditions of the Exchange Offers remain unchanged.

Credit Suisse Securities (USA) LLC serves as lead dealer manager, and Barclays Capital Inc., Deutsche Bank Securities Inc., Jefferies & Company, Inc. and Lazard Capital Markets LLC serve as co-dealer managers (collectively, the Dealer Managers) and D.F. King & Co., Inc. serves as the exchange agent and information agent (the Exchange Agent and Information Agent) for the Exchange Offers.

Requests for documents, including the Offering Circular and Letter of Transmittal, may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 (brokers and banks) or (800) 697-6975 (all others) or in writing at 48 Wall Street, 22nd Floor, New York, New York 10005. Questions regarding the Exchange Offers may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect).

The New Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and will therefore be subject to substantial restrictions on transfer.  Dynegy will enter into a registration rights agreement with respect to the New Notes.

The Exchange Offers are being made, and the New Notes are being offered and issued, only in the United States to holders of Old Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the Securities Act)) and outside the United States to holders of Old Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

This press release is neither an offer to purchase, nor a solicitation for acceptance of an offer to purchase, nor a solicitation of consents with respect to, any securities.  None of Dynegy, DH, the Dealer Managers or the Exchange Agent and Information Agent makes any recommendations as to whether holders should tender their Old Notes in the Exchange Offers. Holders must make their own decisions as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants. A separate portfolio consists of approximately 1,570 megawatts from two leased power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

FORWARD LOOKING STATEMENTS

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning the 2016 Notes interest payments, options to manage DH’s debt load, the triggering of any cross-default provisions associated with other outstanding DH debt and the Exchange Offers. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) Dynegy’s ability to address its substantial leverage on favorable terms and its ability to access the capital markets when needed; (ii) the ability of management to execute any new or revised business plan approved by Dynegy’s Board of Directors; (iii) the timing and anticipated benefits to be achieved through Dynegy’s restructuring activities and cost savings program; (iv) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (v) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (vi) beliefs about commodity pricing and generation volumes; (vii) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (ix) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (x) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xi) beliefs and assumptions about weather and general economic conditions; (xii) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xiii) expectations regarding Dynegy’s collateral demands, interest expense and other payments; (xiv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; and (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Contact:

Dynegy Inc.
Media: 713-767-5800
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Analysts: 713-507-6466